HCI VIOCARE

NOTICE OF STOCK AWARD

NIKOLAOS KARDARAS of 12 Vassiliou tou Megalou Street, 17122, Nea Smyrni, Greece, you have been granted a stock award of the Common Stock (the “Common Stock”) of HCI Viocare as follows:

Grant number:	0009
Date of Grant:	March 3, 2017
Vesting Commencement Date:	See vesting schedule below
Total Number of Award Shares Granted:	1,000,000 COMMON SHARES
Term/Expiration Date:	N/A

VESTING SCHEDULE:  This Award may be issued, in whole or in part, in accordance with the following schedule:

•	Fully vested on grant date